UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________________

SCHEDULE 14A
_________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

(Check the appropriate box):
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

ALLIED GAMING & ENTERTAINMENT, INC.
(Name of Registrant as Specified In Its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Federal District Court Issues Order Regarding Allied Gaming & Entertainment Combined 2024/2025 Annual Meeting of Stockholders to Take Place As Planned on August 4th, 2025

Court Enjoins Vote on All Director Nominees and Director Removal Proposal at Annual Meeting

Company Urges All Stockholders to Vote before August 3rd at 11:59 PM ET

Company Encourages Stockholders to Vote “FOR” The Company’s Proposals Today

New York, NY (August 1, 2025) – Allied Gaming & Entertainment, Inc. (NASDAQ: AGAE) (the “Company” or “Allied”), a global experiential entertainment company, announced that the United States District Court for the Central District of California issued an order today that the Combined 2024/2025 Annual Meeting of Stockholders (“Annual Meeting”) not be postponed and enjoining Allied and Knighted Pastures LLC (“Knighted”) from conducting any vote regarding changes to the composition of Allied’s Board of Directors at the Annual Meeting. As such, the Annual Meeting will take place as planned on August 4, 2025, but no vote will be taken on any of the Company’s or Knighted’s director nominees or Knighted’s proposal to remove Mr. Yangyang Li from the board of directors. All other proposals will continue to be voted on at the Annual Meeting.

The Company encourages stockholders to vote their proxy card today “FOR” the Company’s proposals. Stockholders may vote electronically or by telephone until 11:59 p.m. eastern time on August 3, 2025, and may also vote at the meeting.

About Allied Gaming & Entertainment
Allied Gaming & Entertainment Inc. (Nasdaq: AGAE) is a global experiential entertainment company focused on providing a growing world of gamers and concertgoers with unique experiences through renowned assets, products and services. For more information, visit alliedgaming.gg.

Forward Looking Statements
This communication contains certain forward-looking statements under federal securities laws. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of such terms, or other comparable terminology. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in these forward-looking statements. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved.

Investor Contact:
Addo Investor Relations
ir@alliedgaming.gg